HOUSING & DEVELOPMENT BOARD

Our Reference: CPD/SEP2021/EV001
Date: 1 September 2021

In Consortium:

Primech A&P Pte Ltd
18 Howard Road
#10-01, Novelty BizCentre
Singapore 369585

and

Charge+ Pte Ltd
510 Thomson Road
#11-00, SLF Building
Singapore 298135

and

Sunseap Group Pte Ltd
2 Boon Leat Terrace
#04-03/04, Habourside 2
Singapore 119844

and

Oyika Pte Ltd
2 Leng Kee Road
#05-02A, Thye Hong Centre
Singapore 159086

Dear Sirs

**LETTER OF ACCEPTANCE**

**DEPLOYMENT OF ELECTRIC VEHICLE CHARGING INFRASTRUCTURE (TENDER URA/T/20/006R) CONTRACT NO.: CPD/005/21**

1. We are pleased to inform you that HDB has accepted your Tender Offer submitted via GeBIZ dated 14 May 2021 for the above captioned invitation to tender for Deployment Of Electric Vehicle Charging Infrastructure ("the Works") on the following terms and conditions:

1.1 The Contract Price for the Services as listed in Annex A.

1.2 The Contract Period from 8 September 2021 to 7 September 2033.

1.3 The Letter Of Acceptance together with the documents listed below form a binding contract between us:

a) This Letter of Acceptance

b) Your Tender Offer submitted via GeBIZ on 14 May 2021

c) The Form of Tender and its tender price

d) The Instruction To Tenderers

e) The Conditions of Contract

f) The Specifications

g) URA's Amendment Letter No. 1 of 4 May 2021 for URA/T/20/006R

h) URA's emails of 25 May 2021, 18 June 2021, 5 July 2021, 8 July 2021, 16 July 2021, 26 July 2021, 27, 29 & 30 July 2021, 2 August 2021 and 3 August 2021 for Tender Clarification 1, 2, 3, 4, 5, 6, 7, 8 and 9 respectively, and your replies via emails of 27 & 28 May 2021, 21 June 2021, 8 July 2021, 14 July 2021, 23 July 2021, 26 July 2021, 30 July 2021, 2 August 2021 and 4 August 2021 respectively.

2. Please complete the following documents and submit both softcopy and hardcopy of the documents:

i. A **Security Deposit** as provided in Clause 38.3 of the Conditions of Contract. If you wish to submit a Security Deposit Guarantee, please submit the Form of Security Deposit Guarantee. Please refer to Appendix A of the Conditions of Contracts.

ii. An **undertaking to safeguard official information**. Please refer to Appendix B of the Conditions of Contracts.

iii. **Insurance policies** as provided in Clause 45 and Appendix C of the Conditions of Contract. The policies shall be maintained at your cost and expense, naming HDB as additional insured. You would need to maintain the policies covering the commencement date of the Contract Period as stated in this letter until the expiry of the Contract Period under the Contract.

iv. A full and comprehensive **Work Injury Compensation Policy** in accordance with the prevailing Work Injury Compensation Act and the regulations. You would need to maintain the policy covering the commencement date of the Project as stated in this letter until the expiry of the Contract Period under the Contract.

v. The **premium receipts** in respect of the premium paid for the above said insurances.

vi. A **Handover Form** and receive the HDB's approval minimally one (1) month before the start of Works. This should be done once the Designated Lot has been agreed upon by the HDB and Service Provider. Please refer to Appendix B of the Specifications.

vii. A **list of the proposed equipment, signage plan and the site layout plan** for each Designated Lot and/or Designated Car Park after issuance of the Letter of Acceptance. Please refer to Clause 1.6 in Appendix E of the Specifications.

viii. All **working drawings** to the Authority for approval. Any modifications, either to the building or the installation, which may have taken place, incorporating details of the actual equipment to be installed, shall be taken into account. The Service Provider shall also include the locations of all the Charging Infrastructure including detailed dimensions and wiring routes. Please refer to Clause 13 in Appendix E of the Specifications.

ix. **Two (2) sets of drawings showing the locations of the EV charging infrastructure**. In addition, the cabling details of all installations carried out by the Service Provider shall also be indicated on the drawings. The drawings shall be properly stencilled. Handwriting and free-hand sketches shall not be accepted. The Service Provider shall provide two (2) sets of all equipment and accessories with the particulars of the manufacturers, model/type number, specifications, technical literature, etc. for all equipment installed by the Service Provider at each Site. One copy of the Operation and Maintenance Manuals shall be supplied on thumb drive (in Microsoft Word or other format approved by the Authority) for all equipment installed by the Service Provider at each Designated Car Parks. Please refer to Clause 14 in Appendix E of the Specifications.

x. Please send the documents to Estate Manager, Mr Look_Woon_Wei and Senior Estate Manager, Ms Tan Kee Tze. The details are as follow:-

| Softcopy: | Hardcopy: |
|---|---|
| Look_Woon-Wei@hdb.gov.sg | Housing Management Group |
| Tan_Kee_Tze@hdb.gov.sg | Car Parks Department |
| | 7th Storey West Wing |
| | HDB Hub 480 Lorong 6 Toa Payoh |
| | Singapore 310480 |

3. You will be notified to call at our office when the formal contract documents are ready for execution.

4. If you require any clarification, please contact our SEM Ms Tan Kee Tze on Tel: 64902463.

Yours sincerely

Mike Chan

Mike Chan Hein Wah
Deputy Chief Executive Officer (Estate)
Housing & Development Board

**ANNEX A**

| S/N | Region | Tender Price payable to the Authority based on per kWh of electricity consumed by Users of the Charge Points ($/kWh) |
|---|---|---|
| 1 | North | $0.15 |